SCHEDULE 14A

Information Required in Proxy Statement

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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iB3 NETWORKS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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iB3 NETWORKS, INC.
10 South High St.
Canal Winchester, OH  43110

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF IB3 NETWORKS, INC.

To Be Held On November 13, 2009

To the Stockholders of iB3 NETWORKS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of iB3 NETWORKS, INC. (the “Company”) will be held at 9:00 a.m. local time, on November 13, 2009, at the offices of Carlile Patchen & Murphy LLP, 366 East Broad Street, Columbus, Ohio 43215.  You are cordially invited to attend the Annual Meeting, at which stockholders will be asked to consider and vote upon the following proposals, which are more fully described in the enclosed proxy statement:

1.           Election of Directors - to elect a Board of two (2) Directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified; and

2.           Other Matters To Consider - Such other procedural matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These items of business are described in the enclosed proxy statement, which you are encouraged to read in its entirety before voting. Only holders of record of the Company’s common stock at the close of business on October 5, 2009 are entitled to notice of the Annual Meeting and to vote and have their votes counted at the Annual Meeting and any adjournments or postponements of the Annual Meeting,

All stockholders are cordially invited to attend the Annual Meeting in person. To ensure your representation at the Annual Meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible.  If you are a shareholder of record of common stock, you may also cast your vote in person at the Annual Meeting.  If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the Annual Meeting and vote in person, you must obtain a proxy from your broker or bank. If you do not submit your proxy or vote in person at the Annual Meeting or, if you hold your shares through a broker or bank, if you do not instruct your broker how to vote your shares or obtain a proxy from your broker or bank to vote in person at the Annual Meeting, it will have the same effect as a vote against the approval of the election of the proposed Directors.

A complete list of stockholders of record entitled to vote at the Annual Meeting will be available for ten (10) days before the Annual Meeting at the principal executive offices of the Company for inspection by stockholders during ordinary business hours for any purpose germane to the Annual Meeting.

Your vote is important regardless of the number of shares you own.  Whether you plan to attend the Annual Meeting or not, please read the enclosed proxy statement carefully, sign, date and return the enclosed proxy card as soon as possible in the envelope provided.  If your shares are held in “street name” or are in a margin or similar account, you should contact your broker or bank to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation.  We look forward to your continued support.

November 3, 2009
Eric V. Schmidt
CEO

iB3 NETWORKS, INC.
10 South High St.
Canal Winchester, OH 43110

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

November 13, 2009

This proxy statement is furnished to the stockholders of iB3 NETWORKS, INC., a Nevada corporation (the “Company”), in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Stockholders to be held at the offices of Carlile Patchen & Murphy LLP, 366 East Broad Street, Columbus, Ohio 43215 on November 13, 2009 at 9:00 a.m., and any adjournment or postponement thereof.  The enclosed proxies are being solicited to the stockholders eligible to vote at the Annual Meeting.  This proxy statement will be first sent or given to our stockholders on approximately November 3, 2009.

We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock.  Representatives of the Company may solicit proxies by mail, telegram, telephone, fax, or personal interview.

The shares represented by the accompanying proxies will be voted as directed if the proxy is properly signed and received by us prior to the Annual Meeting.  If no directions are made to the contrary, the proxy will be voted FOR the proposals set forth therein and to transact such other business as may properly come before the meeting or any adjournment thereof.  Any stockholder voting the accompanying proxy has the power to revoke it at any time before its exercise by giving notice of revocation to us, by duly executing and delivering to us a proxy card bearing a later date, or by voting in person at the annual meeting.  The officers and directors of the Company are the beneficial owners of 4.47% of the Company’s issued and outstanding shares.

Only holders of record of our common stock at the close of business on October 5, 2009 will be entitled to vote at the Annual Meeting of Stockholders.  At that time, we had 25,728,209 shares of common stock outstanding and entitled to vote.  Except as noted above, each share of our common stock outstanding on the record date entitles the holder to one vote on each matter submitted at the Annual Meeting of Stockholders.

The presence, in person or by proxy, of the holder or holders of not less than fifty percent (50%) of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business at the Annual Meeting.  Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.  Broker non-votes occur when brokers, who hold their customers’ shares in street name, sign and submit proxies for such shares and vote such shares on some matters, but not others.  Typically this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on “routine” matters, which typically include the election of directors.  The proposals set forth in this proxy statement are considered “routine” matters and broker/dealers who hold their customers’ shares in street name may vote such shares on this matter.

At the Annual Meeting, action by the stockholders shall be determined by the holders of a majority of votes cast, excluding abstentions, at any meeting at which a quorum is present; provided, however, that the election of directors shall be determined by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

PROPOSALS TO BE CONSIDERED BY STOCKHOLDERS

Election of the Board of Directors

At the date of this proxy statement, the Board of Directors of the Company consists of two (2) members, Eric V. Schmidt and Michael Jacobson.  Nevada law requires that the Company conduct an annual meeting of stockholders for purposes of electing Directors of the Company.  The current Directors have served on the Company’s Board since their election on August 29, 2007.

At the Annual Meeting, Stockholders are being asked to elect a new Board consisting of two (2) Directors to serve and to hold office until the next Annual Meeting or until their successors shall have been duly elected and qualified.  The majority shareholder of the Company, Panos Industries, LLC, has nominated current Director, Michael Jacobson, and first-time nominee, Arthur Kaplan, and recommends that you vote “FOR” the election of the foregoing nominees.  The proxies will vote all proxies received “FOR” the election of all nominees listed below if no direction to the contrary is given.  In the event that any nominee is unable to serve, the proxy solicited herewith may be voted, at the discretion of the Company’s management, for the election of another person in his stead.

Information Concerning Nominees

Certain information about each of the nominees is set forth below.

Name and Age	Principal Occupation and Position with the Company	Director Continuously Since	Number of Beneficial Shares Held

Michael Jacobson, 47	Publisher, Director	2009	150,000

Arthur Kaplan, 23	Consultant, None	New Nominee	61,216

Michael Jacobson is currently serving as President of NYC Mags, Inc. and Madison Avenue Magazine, a wholly-owned subsidiary of ib3 Networks, Inc.  Prior to becoming President at NYC Mags, Inc., Mr. Jacobson served as Publisher/Editor at Sotheby’s Magazine, Trump Magazine, and Sobe Life, LLC.

Arthur Kaplan is currently an M&A Adviser for Crowne Capital LLP and has been for the past two (2) years.  Previously, Mr. Kaplan served as Chief Executive Officer and President of Arthur Kaplan Cosmetics, Inc.  Mr. Kaplan has been involved in the medical field since 2002 working in physician’s practices, The Ohio State University (OSU) Medical Center, and conducting research for the Biological Sciences and Arthur G. James Cancer Hospital & Richard J. Solove Research Institute until 2007 in the field of microbiology.  Mr. Kaplan is currently a student at The Ohio State University double-majoring in Molecular Genetics (Pre-Medicine) and Business Administration.  Mr. Kaplan has also worked as Investor Relations, Marketing Assistant, and Demographic Scientist for approximately two (2) years in a medical environment.

Required Vote

Approval of the election of the nominees to the Board of Directors shall be determined by a plurality of the votes of the shares present or represented by proxy and entitled to vote at the Annual Meeting.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Meetings and Compensation of the Board of Directors

Our Board of Directors had no meetings during the year ended December 31, 2008. Additionally, our Board of Directors held no meetings during the first three (3) calendar quarters of 2009.

Indemnification of Directors and Officers

The Company’s Bylaws provide that officers and directors shall be indemnified and held harmless by the Company to the fullest extent permitted by Nevada law, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by our officers and directors with respect to any threatened, pending or completed action or proceeding; provided that such officer or director either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner such officer or director reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful.

While indemnification for liabilities under the Securities Act of 1933 is permitted to our directors, officers, and controlling people, we have been advised that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim of indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers, or controlling people in a successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with our securities, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, ask a court of appropriate jurisdiction to decide whether or not such indemnification is against  public policy as expressed in the Act. We will be governed by the final adjudication of the issue.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of the filings with the Securities and Exchange Commission, the Company believes that all of the Company’s officers and directors complied during 2008 with the reporting requirements of Section 16(a) of the Securities Act of 1934.

Ownership of Common Stock by Directors and Executive Officers

The following table sets forth, as of October 5, 2009, the beneficial ownership of our common stock by each of our directors, each executive officer named in the Summary Compensation Table, and by all directors and executive officers as a group.

Names and Addresses	Number	Percent of Total

Eric V. Schmidt, Chief Executive Officer, Director	1,000,000	3.88%
10 South High Street
Canal Winchester, Ohio 43110

Susan Johnson, Secretary	--	0%
906 Thayer Drive
Gahanna, Ohio 43230

Michael Jacobson, Director	150,000	.59%
311 East 38th Street, 14a
New York, New York 10016

All Directors and Officers as a Group	1,150,000	4.47%

Ownership of Common Stock by Principal Stockholders

The following table sets forth information as of October 5, 2009, relating to the beneficial ownership of common stock by each person known by us to beneficially own more than 5% of our outstanding shares of common stock.

Name and Address	Number	Percent of Total

Panos Industries, LLC	18,834,336	73.20%
1350 East Flamingo
Las Vegas, NV 89119

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth the amount accrued by us during fiscal years 2007 and 2008 for services rendered by our named executive officers.  This includes all compensation awarded to, earned by or accrued for the executive officers listed below during the periods in question:

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary	Bonus	Stock awards	Option awards	Non-equity incentive plan compensation	All other compensation(1)	Total

Eric V. Schmidt,	2007	$--	$-	$-	$-	$-	$-	$
Chief Executive Officer
	2008	$--

Susan Johnson,	2007	$--	-	-	-	-	-	-
Secretary
	2008	$2,500

Compensation Discussion and Analysis

This section provides information regarding the compensation program for our Chief Executive Officer and other key executives.

The overall objectives of the Company’s programs are to:

•	Align interests of management and shareholders; and

•	Retain key personnel.

The salary of our Chief Executive Officer and other key executives is not competitive with our companies operating within our industry.  The Company periodically awards stock options to key executives in an effort to aid in their retention.

Employment Agreements

Effective as of January 1, 2009, we entered into an employment agreement with our Chief Executive Officer, Eric Schmidt (“Schmidt”).  The employment agreement provides as follows:

•
Schmidt will serve as CEO of iB3.  While employed by iB3, Schmidt will devote his entire business time and energy to iB3 and use his best efforts to promote the success of iB3; except for such time as he dedicates to iBeam Solutions, LLC which is the wholly owned subsidiary of iB3;

•
Schmidt will receive 500,000, 250,000 and 250,000 shares of stock of iB3 for signing the employment agreement, for agreeing to remain as Chairman of the Board of iB3 and for past service as Chairman and CEO of iB3, respectively;

•	Schmidt will receive a stock bonus if iB3 has a certain amount of gross revenue;

•	Schmidt will have the option to purchase shares of stock of iB3 at $0.50 per share of iB3 stock at future dates if 1) iB3 has a certain gross revenue and/or 2) he is employed by iB3;

•	Schmidt will be entitled to salary and other compensation of cash or shares of stock of iB3; and

•
Schmidt can be terminated for any reason upon 30 days notice by either Schmidt or iB3.  Upon termination of Schmidt’s employment, Schmidt will only be due prorated salary for the month in question and any other compensation which had been earned but not yet paid in cash within 10 days of termination of employment.

Effective December 10, 2008, NYC Mags entered into an employment agreement with Mr. Michael Jacobson (“Jacobson”) to serve as President of NYC Mags.  Pursuant to the terms and conditions of the employment agreement:

•
Jacobson will serve as President of NYC Mags.  While employed by NYC Mags, Jacobson will devote an appropriate amount of time and energy to NYC Mags and use his best efforts to promote the success of the NYC Mags;

•
Jacobson will receive a stock bonus for meeting certain criteria, including if NYC Mags has 1) a functioning website within a certain time frame, 2) the website has a certain amount of paying members within a certain time frame and/or 3) if the website generates a certain amount of gross revenue within a certain time frame;

•	Jacobson will have the option to purchase our stock at $0.50 per share at future dates if 1) NYC Mags has a certain gross revenue and/or 2) Jacobson is employed by NYC Mags;

•	Jacobson will be entitled to salary and other compensation of cash or shares of stock of our company;

•	Jacobson will be reimbursed for certain business expenses by NYC Mags;

•	Jacobson will have the right to an appointment as a director to the board of directors; and

•
Jacobson can only be terminated for cause.  Upon termination of Jacobson’s employment, Jacobson will only be due prorated salary for the month in question and any other compensation which had been earned but not yet paid.

Outstanding Equity Awards at Fiscal Year End

The table below sets forth information concerning unexercised options; stock that has not vested; and equity incentive plan awards for our named executive officers as of December 31, 2008:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

Eric V. Schmidt	0	0	0	0	0	0	0	0	0

Susan Johnson	0	0	0	0	0	0	0	0	0

Summary of Stock Awards

Set forth below is a summary of our stock awards to executive officers outstanding as of December 31, 2008, our latest fiscal year end.

Stock Awards at Fiscal Year End 2008

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)

Eric V. Schmidt	0	0	0

Susan Johnson	0	0	0

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for our fiscal year ended December 31, 2008.

DIRECTOR COMPENSATION 2008

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Michael Jacobson	0	0	0	0	0	0	0

Eric Schmidt	0	0	0	0	0	0	0

We do not pay any compensation to our directors at this time.  However, we reserve the right to compensate our directors in the future with cash, stock, options, or some combination of the above.

We have not reimbursed our directors for expenses incurred in connection with attending board meetings nor have we paid any directors fees or other cash compensation for services rendered as a director in the year ended December 31, 2008.

We have no formal plan for compensating our directors for their services in their capacity as directors.  In the future we may grant options to our directors to purchase shares of common stock as determined by our Board of Directors or a compensation committee that may be established.  Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors.  The Board of Directors may award special remuneration to any director undertaking any special services on behalf of iB3 Networks other than services ordinarily required of a director.  No director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments.

Certain Relationships and Related Transactions, and Director Independence

Except as disclosed below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediately family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since the beginning of 2008 or in any presently proposed transaction which, in either case, has or will materially affect us:

1.           Mr. Schmidt is a one-third owner of PEBCO Partners LLC that owns the real estate and building that iBeam Solutions LLC leases for its primary offices located at 10 South High Street, Canal Winchester, Ohio.  This lease is in the amount of $1,000 per month which includes utilities, insurance and maintenance.  An additional $1,000 per month was also agreed to due to being over $60,000 past due in rent, and this was agreed to as a way to pay back past due rent over time.  This office has also been used as the address of record for iB3 Networks, Inc. since April of 2008.

2.           Mr. Schmidt holds a Promissory Note from iBeam Solutions LLC dated August 17, 2006 in the amount of $43,000 repayable at a rate of $2,500 per month with 10% interest.

3.           Interim Support, LLC:  on October 11, 2007, a company known as Interim Support, LLC (“Interim”) entered into a demand line of credit loan with National City Bank under a promissory note agreement.  The promissory note allows Interim to draw up to $1,000,000 until October 11, 2008 with a variable rate of interest at a margin of 2.000% added to the index rate (One Month LIBOR).  Subsequently, we entered into an agreement with Interim to borrow any money that Interim draws under the terms of the promissory note.  This agreement has been formalized in a promissory note (referred to herein as the “Language Access Note”) that we signed with Interim that essentially mirrors the terms of the promissory note Interim signed with National City Bank.

The members of Interim include Laurence E. Sturtz, Andrew Panos, James Schilling, Dr. John “Jack” Perez, Dr. Val Warhaft, and Dr. James Ginter, all former members of our board of directors, and Michael Guirlinger, our former CEO.  Those former officers and directors of our company individually agreed to guarantee the promissory note with National City Bank.

4.           Sale of Language Access Network, LLC to Interim Support, LLC:  On January 16, 2008, we executed an acquisition agreement (the “Acquisition Agreement”) by and among us, Interim Support, LLC (“Interim”), iBeam Solutions, LLC, an Ohio limited liability company and wholly-owned subsidiary of the Company (“iBeam”) and certain individuals, who are former officers and directors of our company.  Pursuant to the Acquisition Agreement, we agreed to sell all interest in Language Access Network, LLC, an Ohio limited liability company and our wholly-owned subsidiary (“T-LAN”) to Interim in exchange for the assumption of certain liabilities contained in the Acquisition Agreement.

Registered Independent Accounting Firm

On August 3, 2009, Board of Directors of the Company dismissed Moore & Associates Chartered, its independent registered public accounting firm.  On the same date, August 3, 2009, the accounting firm of Seale and Beers, CPAs was engaged as the Company’s new independent registered public accounting firm. The Board of Directors of the Company and the Company’s Audit Committee approved of the dismissal of Moore & Associates Chartered and the engagement of Seale & Beers CPAs as its independent auditor.  None of the reports of Moore & Associates Chartered on the Company’s financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Company’s audited financial statements contained in its Form 10-K for the fiscal year ended December 31, 2008 a going concern qualification in the Company’s audited financial statements.

During the Company’s two most recent fiscal years and the subsequent interim period thereto, there were no disagreements with Moore and Associates Chartered whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Moore and Associates Chartered’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements.

On September 25, 2009, the Board of Directors dismissed Seale and Beers, CPAs, its independent registered public accounting firm.  On the same date, September 25, 2009, the accounting firm of Maddox Ungar Silberstein, PLLC was engaged as the Company’s new independent registered public accounting firm.  The Board of Directors approved of the dismissal of Seale and Beers, CPAs and the engagement of Maddox Ungar Silberstein, PLLC as its independent auditor.

Seale and Beers, CPAs did not produce a report on the Company’s financial statements for either of the past two year.  However, the Company’s financial statements, which were reviewed by Seale and Beers CPAs, in the Company’s Form 10-Q for the period ended June 30, 2009, did not contain an adverse option or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Company’s financial statements for the period ended June 30, 2009 contained a going concern qualification.

During the Company’s two most recent fiscal years and through September 25, 2009, there were no disagreements with Seale and Beers CPAs whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Seale and Beers, CPAs’ satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with any report on the Company’s financial statements.

On September 25, 2009, the Company engaged Maddox Ungar Silberstein, PLLC as its independent accountant.  During the two most recent fiscal years and the interim periods preceding the engagement, the Company has not consulted Maddox Ungar Silberstein, PLLC regarding any of the matters set forth in Item 304(a)(2) of Regulation S-K.

A representative of Maddox Ungar Silberstein, PLLC is expected to be present at the Annual Meeting.

OTHER MATTERS

The Company would also like to discuss two pending legal matters (non-voting items): the matter related to DC101 and the matter related to Jeffrey D. Katz.  The Company would also like to discuss its solvency and ability to move forward as a going concern.  The Company knows of no other matters to be brought before the November 13, 2009 meeting.  If other matters should come before the meeting, however, each of the persons named in the proxy intends to vote in accordance with his judgment on such matters.

iB3 NETWORKS, INC.
ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 13, 2009

THIS PROXY IS SOLICITED ON BEHALF OF
THE MANAGEMENT OF iB3 NETWORKS, INC.

The undersigned stockholder of iB3 NETWORKS, INC. (“Company”), having read the Notice of Annual Meeting of Stockholders and the definitive proxy statement, receipt of which are hereby acknowledged, revoking all prior proxies, hereby appoints Edward F. Panos, with the full power and authority to act as proxy of the undersigned and with full power of substitution, to vote all shares of common stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Carlile Patchen & Murphy LLP, 366 East Broad Street, Columbus, Ohio 43215 at 9:00 a.m. local time, on November 13, 2009, and at any adjournment or postponement thereof; on the matters set forth in this proxy and described in the definitive proxy statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof:

1.           Election of Directors (the Majority Shareholder of the Company, Panos Industries, LLC, recommends you vote “FOR” the election of all of the Director nominees set forth below):

Nominees	FOR the nominee	AGAINST the nominee	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)

Michael Jacobson	_____	_____	_____

Arthur Kaplan	_____	_____	_____

(Instruction:  To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above.)

2.           To transact such other business as may properly come before the Annual Meeting of the Stockholders of the Company or any adjournment thereof.

FOR	AGAINST	WITHHOLD AUTHORITY

____	____	____

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

[Signatures on following page]

Proxy cards properly executed and returned without direction will be voted “FOR” the proposals.

Note:  Please sign exactly as your name or names appear on this Proxy, When shares are held jointly, each holder should sign, When signing as executor, administrator, attorney, trustee or guardian, please give full title as such, If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such, If signer is a partnership, please sign in partnership name by authorized person.

Dated:  ______________, 2009

INDIVIDUAL OR JOINT HOLDER:

Signature

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Signature (if held jointly)

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CORPORATE OR PARTNERSHIP HOLDER:

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By:

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Its:
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